EXHIBIT 10.1

AMENDMENT NO. 3 TO FIRST AMENDED AND RESTATED
EXECUTIVE EMPLOYMENT AGREEMENT OF RICK L. WESSEL

This is the Third Amendment (“Third Amendment”) to the First Amended and Restated Executive Employment Agreement of Rick L. Wessel originally entered into as of October 16, 2007, as amended with Amendment No. 1 dated January 1, 2010, and Amendment No. 2 effective as of July 23, 2013 (the "Agreement"), by and between First Cash Financial Services, Inc. (the “Company”), a Delaware corporation, and Rick L. Wessel (the "Executive"). This Third Amendment is effective as of June 12, 2014.

WHEREAS, Executive is presently serving the Company as Chief Executive Officer and President pursuant to the Agreement, and the parties desire to modify the Agreement as set forth below.

NOW, THEREFORE, in consideration of the mutual covenants and obligations hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	Section 9(d) is hereby deleted in its entirety and replaced with the following:

“(d) TERMINATION FOR GOOD CAUSE.

The Executive may terminate his Employment for Good Cause at any time within 180 days after the Executive becomes consciously aware that the facts and circumstances constituting Good Cause exist and are continuing by giving the Company 30 days’ prior written notice that the Executive intends to terminate his Employment for Good Cause, which notice will state with specificity the basis for Executive’s contention that Good Cause exists. The Executive may not terminate for Good Cause if the facts and circumstances constituting Good Cause are substantially cured by the Company within 30 days following notice to the Company.”

2.	The definition of “Acquiring Person” in Section 13(b) shall be deleted.

3.	The definition of “Change of Control” in Section 13(g) shall be deleted.

4.	The definition of “Good Cause” in Section 13(n) shall be amended by deleting the words: “; or (v) the occurrence of a Change of Control.”

5.	Except as modified herein, the remainder of the Agreement shall remain unchanged.

IN WITNESS WHEREOF, the parties hereto have duly executed this amendment to the Agreement, effective as the date specified above.

FIRST CASH FINANCIAL SERVICES, INC.		EXECUTIVE

By:
	Mikel D. Faulkner	Rick L. Wessel
Chairman of the Compensation Committee

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